EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints L. DWIGHT DOUCE, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute the Registration Statement on Form S-8 of Ohio Legacy Corp including any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

This power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

Signature		Title	Date

By:	/s/ D. William Allen	Director	July 6, 2004
D. William Allen

By:	/s/ William T. Baker	Director	July 6, 2004
William T. Baker

By:	/s/ Robert F. Belden	Director	July 6, 2004
Robert F. Belden

By:	/s/ J. Edward Diamond	Director	July 6, 2004
J. Edward Diamond

By:	/s/ Scott J. Fitzpatrick	Director	July 6, 2004
Scott J. Fitzpatrick

By:	/s/ Randy G. Jones	Director	July 6, 2004
Randy G. Jones

By:	/s/ J. Gregory A. Long	Director	July 6, 2004
J. Gregory A. Long

By:	/s/ Benjamin M. Mast	Director	July 6, 2004
Benjamin M. Mast

By:	/s/ Michael D. Meenan	Director	July 6, 2004
Michael D. Meenan

By:	/s/ Steven G. Pettit	Director	July 6, 2004
Steven G. Pettit

By:	/s/ Daniel H. Plumly	Director	July 6, 2004
Daniel H. Plumly

By:	/s/ Thomas W. Schervish	Director	July 6, 2004
Thomas W. Schervish